                                                                    EXHIBIT 23.1








                          Independent Auditors' Consent



We consent to the incorporation by reference in the registration statements listed below of EchoStar Communications Corporation of our report dated February 28, 2003, with respect to the consolidated balance sheet of EchoStar Communications Corporation and subsidiaries, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' deficit and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of EchoStar Communications Corporation.


   Form          Registration Statement No.         Description
   S-3/A         333-68618                          5 3/4% Convertible Subordinated Notes
   S-8           333-66490                          2001 Nonemployee Director Stock Option Plan
   S-8           333-59148                          2000 Launch Bonus Plan
   S-8           333-31890                          401(k) Employees' Savings Plan
   S-8           333-95099                          1999 Launch Bonus Plan
   S-8           333-74779                          401(k) Employees' Savings Plan
   S-8           333-51259                          1998 Launch Bonus Plan
   S-8           333-48895                          401(k) Employees' Savings Plan
   S-8           333-36791                          1997 Employee Stock Purchase Plan
   S-8           333-36749                          1997 Launch Bonus Plan
   S-8           333-22971                          401(k) Employees' Savings Plan
   S-8           333-11597                          1996 Launch Bonus Plan
   S-8           333-05575                          1995 Nonemployee Director Stock Option Plan

The 2001 and 2000 financial statements of EchoStar Communcations Corporation were audited by other auditors who have ceased operations.


KPMG LLP


Denver, Colorado,
February 28, 2003